Exhibit 10(i)

FIRST AMENDMENT TO
LIMITED EATON SERVICE
SUPPLEMENTAL RETIRMENT INCOME PLAN II
(January 1, 2008 Restatement)
WHEREAS, the Company maintains in effect the Limited Eaton Service Supplemental Retirement Income Plan II under a January 1, 2008 Restatement, as amended (the “Plan”); and
WHEREAS, the Company reserves the right to amend the Plan; and
WHEREAS, the Company wishes to amend the Plan in order to reflect the corporate restructuring of Eaton Corporation pursuant to which common shares of Eaton Corporation will be converted into ordinary shares of Eaton Corporation plc.
NOW THEREFORE, the Plan is amended, effective as of the Merger Effective Time described in the Transaction Agreement dated May 21, 2012, as amended by Amendment No. 1 to the Transaction Agreement, dated June 22, 2012, and Amendment No. 2 to the Transaction Agreement, dated October 19, 2012, between Cooper Industries plc, Eaton Corporation, Abeiron Limited, Comdell Limited, Turlock B.V., and Turlock Corporation, as follows:
1. The definition of “Board” in Article III of the Plan is hereby amended in its entirety to read as follows:
“Board.” The Board of Directors of Eaton Corporation plc.
2. The definition of “Change in Control” in Article III of the plan is hereby amended by replacing “Company” with “Eaton Corporation plc” in each place “Company” appears.
3. The first sentence of Section 8.05 of the Plan is hereby amended in its entirety to read as follows:
The Company fully expects to continue the Plan but it reserves the right, at any time or from time to time, by action of the Board, to modify or amend the Plan, in whole or in part, or to terminate the Plan, in whole or in part, at any time and for any reason, including, but not limited to, adverse changes in federal tax laws.
4. Section 8.06 of the Plan is hereby amended by replacing “Company” with “Eaton Corporation plc” in the one place “Company” appears.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this ____ day of November, 2012.

EATON CORPORATION

By: __________________________________

Title: _________________________________